EXHIBIT 15
                                                     ----------






Board of Directors
Atmos Energy Corporation


We are aware of the incorporation by reference in the Registra-tion Statements (Form S-3 No. 33-37869, Form S-3 No. 33-70212, Form S-3 No. 33-58220, Form S-3 No. 33-56915, Form S-3 No. 333-
03339, Form S-3/A No. 333-32475, Form S-4 No. 333-13429, Form S-8
No. 33-57687, Form S-8 No. 33-68852, Form S-8 No. 33-57695 and
Form S-8 No. 333-32343) of Atmos Energy Corporation of our report dated February 4, 1998, relating to the unaudited condensed consolidated interim financial statements of Atmos Energy Corporation which are included in its Form 10-Q for the quarter ended December 31, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                           	ERNST & YOUNG LLP

February 11, 1998
Dallas, Texas